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                                    INDENTURE

                         Dated as of September 22, 2004

                                      Among

                           AINSWORTH LUMBER CO. LTD.,
                                   as Issuer,

                           the Guarantor named herein

                                       and

                              The Bank of New York,
                                   as Trustee

                          7 1/4% SENIOR NOTES DUE 2012
                                       AND
                       SENIOR FLOATING RATE NOTES DUE 2010






--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

   Trust Indenture                                                                                       Indenture
     Act Section                                                                                          Section
--------------------                                                                                    -----------
  310(a)(1)......................................................................................          7.10
     (a)(2)......................................................................................          7.10
     (a)(3)......................................................................................          N.A.
     (a)(4)......................................................................................          N.A.
     (a)(5)......................................................................................          7.10
     (b).........................................................................................          7.10
     (c).........................................................................................          N.A.
  311(a).........................................................................................          7.11
     (b).........................................................................................          7.11
     (c).........................................................................................          N.A.
  312(a).........................................................................................          2.05
     (b).........................................................................................          12.03
     (c).........................................................................................          12.03
  313(a).........................................................................................          7.06
     (b)(1)......................................................................................          N.A.
     (b)(2)......................................................................................          7.07
     (c).........................................................................................       7.06;12.02
     (d).........................................................................................          7.06
  314(a).........................................................................................       4.03;12.02
     (b).........................................................................................          N.A.
     (c)(1)......................................................................................          12.04
     (c)(2)......................................................................................          12.04
     (c)(3)......................................................................................          N.A.
     (d).........................................................................................          N.A.
     (e).........................................................................................          12.05
     (f).........................................................................................          N.A.
  315(a).........................................................................................          7.01
     (b).........................................................................................       7.05;12.02
     (c).........................................................................................          7.01
     (d).........................................................................................          7.01
     (e).........................................................................................          6.14
  316(a)(last sentence)..........................................................................          2.09
     (a)(1)(A)...................................................................................          6.05
     (a)(1)(B)...................................................................................          6.04
     (a)(2)......................................................................................          N.A.
     (b).........................................................................................          6.07
     (c).........................................................................................       2.12; 9.04
  317(a)(1)......................................................................................          6.08
     (a)(2)......................................................................................          6.12
     (b).........................................................................................          2.04
  318(a).........................................................................................          12.01
     (b).........................................................................................          N.A.
     (c).........................................................................................          12.01

N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
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
                                                           ARTICLE 1

                                          DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions...................................................................................1
Section 1.02        Other Definitions............................................................................21
Section 1.03        Incorporation by Reference of Trust Indenture Act............................................22
Section 1.04        Rules of Construction........................................................................22

                                                           ARTICLE 2

                                                           THE NOTES

Section 2.01        Form and Dating; Terms.......................................................................23
Section 2.02        Execution and Authentication.................................................................24
Section 2.03        Registrar, Paying Agent and Calculation Agent................................................24
Section 2.04        Paying Agent to Hold Money in Trust..........................................................25
Section 2.05        Holder Lists.................................................................................25
Section 2.06        Transfer and Exchange........................................................................25
Section 2.07        Replacement Notes............................................................................36
Section 2.08        Outstanding Notes............................................................................36
Section 2.09        Treasury Notes...............................................................................36
Section 2.10        Temporary Notes..............................................................................36
Section 2.11        Cancellation.................................................................................37
Section 2.12        Defaulted Interest...........................................................................37

                                                           ARTICLE 3

                                                           REDEMPTION

Section 3.01        Notices to Trustee...........................................................................37
Section 3.02        Selection of Notes to Be Redeemed............................................................38
Section 3.03        Notice of Redemption.........................................................................38
Section 3.04        Effect of Notice of Redemption...............................................................39
Section 3.05        Deposit of Redemption Price..................................................................39
Section 3.06        Notes Redeemed in Part.......................................................................39
Section 3.07        Reserved.....................................................................................39
Section 3.08        Mandatory Redemption.........................................................................39
Section 3.09        Offers to Repurchase.........................................................................40

                                                           ARTICLE 4

                                                           COVENANTS

Section 4.01        Payment of Notes.............................................................................41
Section 4.02        Maintenance of Office or Agency..............................................................42


                                                                                                               Page
                                                                                                              ------
Section 4.03        Reports to Holders...........................................................................42
Section 4.04        Compliance Certificate.......................................................................43
Section 4.05        Taxes........................................................................................43
Section 4.06        Stay, Extension and Usury Laws...............................................................43
Section 4.07        Restricted Payments..........................................................................44
Section 4.08        Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries....................46
Section 4.09        Incurrence of Indebtedness and Issuance of Preferred Stock...................................47
Section 4.10        Asset Sales..................................................................................50
Section 4.11        Transactions with Affiliates.................................................................52
Section 4.12        Liens........................................................................................53
Section 4.13        Payments for Consent.........................................................................54
Section 4.14        Corporate Existence..........................................................................54
Section 4.15        Change of Control............................................................................54
Section 4.16        Additional Subsidiary Guarantees.............................................................55
Section 4.17        Designation of Restricted and Unrestricted Subsidiaries......................................55
Section 4.18        Additional Amounts...........................................................................55
Section 4.19        Limitation on Guarantees by Restricted Subsidiaries..........................................57
Section 4.20        Money for Security Payments to Be Held in Trust..............................................57
Section 4.21        Maintenance of Properties....................................................................58
Section 4.22        Maintenance of Insurance.....................................................................58
Section 4.23        Certain Fall-Away Covenants..................................................................58

                                                           ARTICLE 5

                                                          SUCCESSORS

Section 5.01        Merger, Amalgamation, Consolidation or Sale of Assets........................................59
Section 5.02        Successor Corporation Substituted............................................................60

                                                           ARTICLE 6

                                                     DEFAULTS AND REMEDIES

Section 6.01        Events of Default............................................................................60
Section 6.02        Acceleration.................................................................................62
Section 6.03        Other Remedies...............................................................................63
Section 6.04        Waiver of Past Defaults......................................................................63
Section 6.05        Control by Majority..........................................................................63
Section 6.06        Limitation on Suits..........................................................................63
Section 6.07        Rights of Holders of Notes to Receive Payment................................................64
Section 6.08        Collection Suit by Trustee...................................................................64
Section 6.09        Restoration of Rights and Remedies...........................................................64
Section 6.10        Rights and Remedies Cumulative...............................................................64
Section 6.11        Delay or Omission Not Waiver.................................................................64
Section 6.12        Trustee May File Proofs of Claim.............................................................65
Section 6.13        Priorities...................................................................................65
Section 6.14        Undertaking for Costs........................................................................65

                                    ARTICLE 7

                                                                                                               Page
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

                                                           TRUSTEE

Section 7.01        Duties of Trustee............................................................................66
Section 7.02        Rights of Trustee............................................................................67
Section 7.03        Individual Rights of Trustee.................................................................68
Section 7.04        Trustee's Disclaimer.........................................................................68
Section 7.05        Notice of Defaults...........................................................................68
Section 7.06        Reports by Trustee to Holders of the Notes...................................................68
Section 7.07        Compensation and Indemnity...................................................................69
Section 7.08        Replacement of Trustee.......................................................................69
Section 7.09        Successor Trustee by Merger, etc.............................................................70
Section 7.10        Eligibility; Disqualification................................................................70
Section 7.11        Preferential Collection of Claims Against Company............................................70
Section 7.12        Appointment of Co-Trustee....................................................................70

                                                          ARTICLE 8

                                           LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.....................................71
Section 8.02        Legal Defeasance and Discharge...............................................................72
Section 8.03        Covenant Defeasance..........................................................................72
Section 8.04        Conditions to Legal or Covenant Defeasance...................................................73
Section 8.05        Deposited Money and Government Securities to Be Held in Trust; Other
                       Miscellaneous Provisions..................................................................74
Section 8.06        Repayment to Company.........................................................................74
Section 8.07        Reinstatement................................................................................75

                                                          ARTICLE 9

                                              AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders of Notes..........................................................75
Section 9.02        With Consent of Holders of Notes.............................................................76
Section 9.03        Compliance with Trust Indenture Act..........................................................77
Section 9.04        Revocation and Effect of Consents............................................................77
Section 9.05        Notation on or Exchange of Notes.............................................................77
Section 9.06        Trustee to Sign Amendments, etc..............................................................77

                                                         ARTICLE 10

                                                         GUARANTEES

Section 10.01       Subsidiary Guarantee.........................................................................78
Section 10.02       Limitation on Guarantor Liability............................................................80
Section 10.03       Execution and Delivery of Subsidiary Guarantee...............................................80
Section 10.04       Guarantors May Consolidate, etc., on Certain Terms...........................................80
Section 10.05       Releases Following Sale of Assets............................................................81


                                                                                                               Page
                                                                                                              ------

Section 10.06       Subrogation..................................................................................82
Section 10.07       Benefits Acknowledged........................................................................82

                                                         ARTICLE 11

                                                 SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge...................................................................82
Section 11.02       Application of Trust Money...................................................................83

                                                         ARTICLE 12

                                                        MISCELLANEOUS

Section 12.01       Trust Indenture Act Controls.................................................................83
Section 12.02       Notices......................................................................................83
Section 12.03       Communication by Holders of Notes with Other Holders of Notes................................85
Section 12.04       Certificate and Opinion as to Conditions Precedent...........................................85
Section 12.05       Statements Required in Certificate or Opinion................................................85
Section 12.06       Rules by Trustee and Agents..................................................................86
Section 12.07       No Personal Liability of Directors, Officers, Employees and Shareholders.....................86
Section 12.08       Governing Law................................................................................86
Section 12.09       Waiver of Jury Trial.........................................................................86
Section 12.10       Force Majeure................................................................................86
Section 12.11       No Adverse Interpretation of Other Agreements................................................86
Section 12.12       Successors...................................................................................86
Section 12.13       Agent for Service; Submission to Jurisdiction; Waiver of Immunities..........................87
Section 12.14       Conversion of Currency.......................................................................87
Section 12.15       Currency Equivalent..........................................................................88
Section 12.16       Severability.................................................................................88
Section 12.17       Counterpart Originals........................................................................88
Section 12.18       Table of Contents, Headings, etc.............................................................88

EXHIBITS

Exhibit A-1        Form of Fixed Rate Note
Exhibit A-2        Form of Floating Rate Note
Exhibit B          Form of Certificate of Transfer
Exhibit C          Form of Certificate of Exchange
Exhibit D          Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E          Form of Notation of Guarantor
Exhibit F          Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

                  INDENTURE dated as of September 22, 2004 among Ainsworth Lumber Co. Ltd., a British Columbia corporation (the "Company"), Ainsworth Engineered Corp., as guarantor, and The Bank of New York, a New York banking corporation, as Trustee.

                  The Company has duly authorized the creation of an issue of
(i) US$275,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2012 (the "Fixed Rate Notes") and (ii) US$175,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010 (the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes"). Each of the Company and Ainsworth Engineered Corp. has duly authorized the execution and delivery of this Indenture.

                  The Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions.

                  "144A Global Note" means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Acquired Indebtedness" means, with respect to any specified
Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Additional Fixed Rate Notes" means Fixed Rate Notes (other than the Initial Fixed Rate Notes and other than Exchange Notes for such Initial Fixed Rate Notes) issued under this Indenture in accordance with Sections 2.01, 2.02 and 4.09 hereof.

                  "Additional Floating Rate Notes" means Floating Rate Notes (other than the Initial Floating Rate Notes and other than Exchange Notes issued for such Initial Floating Rate Notes) issued under this Indenture in accordance with Sections 2.01, 2.02 and 4.09 hereof.

                  "Additional Notes" means Additional Fixed Rate Notes and Additional Floating Rate Notes.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

                  "Agent" means any Registrar, Paying Agent, Calculation Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices, but excluding the Equity Interests or other Investments in Unrestricted Subsidiaries; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and/or Sections 5.01 hereof and not by Section 4.10 hereof; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries other than directors' qualifying shares;

provided that the following items will not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves assets having a fair market value of less than US$1.0 million;

                  (2) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary;

                  (4) the sale or other disposition of cash or Cash Equivalents, or the sale of accounts receivable in the ordinary course of business or in connection with the compromise, settlement or collection thereof;

                  (5) the disposition of surplus, obsolete, discontinued or worn-out equipment or other immaterial assets no longer used in the ongoing business of the Company and its Restricted Subsidiaries; and

                  (6) a sale or other disposition that immediately results in a Permitted Investment or a Restricted Payment that is permitted by
         Section 4.07 hereof.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada) or any similar United States federal or state law or Canadian federal, provincial or territorial law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Borrowing Base" means, as of any date, an amount equal to:

                  (1) 85% of the face amount of all accounts receivable owned by the Company and the Guarantors as of the end of the most recent fiscal quarter preceding such date for which internal financial statements are available that were not more than 90 days past due; plus

                  (2) 65% of the book value of all inventory owned by the Company and the Guarantors as of the end of the most recent fiscal quarter preceding such date for which internal financial statements are available, all calculated on a consolidated basis and in accordance with GAAP.

                  "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Business Day" means any day other than a Legal Holiday.

                  "Buy/Sell Option" means a compulsory offer to purchase or sell an interest in the High Level Project made pursuant to the High Level Memorandum of Agreement or similar or replacement documents relating to the High Level Project.

                  "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                  (1) United States dollars or Canadian dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or the Canadian government or any agency or instrumentality of the United States government or the Canadian government (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to a Credit Facility or U.S. or Canadian commercial bank having capital and surplus in excess of US$500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation) the result of which is that any "person" (as defined above in clause (1)), together with any Affiliates or Related Persons thereof, other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of at least 50% of the total voting power of Voting Stock of the Company;

                  (4) any "person" (as defined above in clause (1)), together with any Affiliates or Related Persons thereof, other than the Permitted Holders, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate or Related Person of such person, will constitute a majority of the Board of Directors of the Company; or

                  (5) the Company consolidates or amalgamates with, or merges with or into, any Person, or any Person consolidates or amalgamates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

                  "Clearstream" means Clearstream Banking S.A.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Company" means Ainsworth Lumber Co. Ltd., and any and all successors thereto.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by one or more of its Chairman, Chief Executive Officer, President, Chief Financial Officer, any Vice President, its Treasurer or its Secretary, and delivered to the Trustee.

                  "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to

         Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that, if the consolidated financial statements of the Company include a minority interest, the amounts in the foregoing clauses (1) to (4) shall be calculated net of any such amounts included in determining the minority interest.

                  Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

                  (4) the cumulative effect of a change in accounting principles will be excluded.

                  "Consolidated Net Tangible Assets" means the total amount of assets of any Person on a consolidated basis, including deferred pension costs, after deducting therefrom (i) all current liabilities

(excluding any indebtedness classified as a current liability), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and financing costs and all other like intangible assets and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of the Subsidiaries of such Person, all as set forth in the most recent balance sheet of such Person and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A-1 or A-2 hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock of the Company that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means any public or private issuance or sale of Common Stock of the Company.

                  "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear system.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

                  "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, amalgamation or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

                  (4) the consolidated interest expense of the specified Person and its Restricted Subsidiaries attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account Hedging Obligations applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

                  "Fixed Charges" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the amount of all payments charged to shareholder's equity on any "compound financial instrument" (as described under GAAP) paid, accrued or scheduled to be paid or accrued during such period; plus

                  (5) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Wholly Owned Restricted Subsidiary of the Company, times
         (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, provincial, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Rate Notes" means the Initial Fixed Rate Notes and any Additional Fixed Rate Notes.

                  "Floating Rate Notes" means the Initial Floating Rate Notes and any Additional Floating Rate Notes.

                  "GAAP" means, as of any date of determination, generally accepted accounting principles in Canada and which are applicable as of any date of determination.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 or A-2 hereto, as the case may be, issued in accordance with Section 2.01, 2.02, 2.06(b), 2.06(d) or 2.06(f) hereof.

                   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "Grant" means Grant Forest Products Inc., an Ontario corporation, any other Person or Persons who replace Grant and become co-owners of the High Level Project, any successor entity thereto, and any Affiliate thereof.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Guarantors" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices or interest rates.

                  "High Level Memorandum of Agreement" means the memorandum of agreement, dated as of December 9, 1999, between the Company and Grant Forest Products Corp., relating to the High Level Project.

                  "High Level Project" means the oriented strand board facility, jointly owned by the Company and Grant, located near High Level, Alberta, together with all associated, operating, shareholder and ownership agreements and rights held by Footner Forest Products Ltd. to harvest logs processed through such facility pursuant to a deciduous timber allocation issued by the government of Alberta.

                  "Holder" means a Person in whose name a Note is registered in the Note Register.

                  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, however, that Indebtedness shall not include obligations of any Person (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within 15 days of their incurrence, (ii) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (iii) under stand-by letters of credit to the extent collateralized by cash or cash equivalents. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

                  The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Fixed Rate Notes" means the US$275,000,000 in aggregate principal amount of Fixed Rate Notes issued under this Indenture on the Issue Date.

                  "Initial Floating Rate Notes" means the US$175,000,000 in aggregate principal amount of Floating Rate Notes issued under this Indenture on the Issue Date.

                  "Initial Notes" means the Initial Fixed Rate Notes and the Initial Floating Rate Notes.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
(7) under the Securities Act and that is not also a QIB.

                  "Interest Payment Date" means (i) with respect to the Fixed Rate Notes, June 30th and December 30th of each year to Stated Maturity and (ii) with respect to the Floating Rate Notes, March 30th, June 30th, September 30th and December 30th of each year to Stated Maturity.

                  "Investment Grade Ratings" means (i) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (ii) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to customers of such Person. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof.

                  "Issue Date" means September 22, 2004, the date of original issuance of the Initial Notes.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York, the City of Toronto, the City of Vancouver or the city of the Corporate Trust Office of the Trustee are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Guarantor Restricted Subsidiaries" means any North American Restricted Subsidiaries that collectively do not have total assets in excess of US$3.0 million, and which are designated by the Board of Directors of the Company as evidenced by a resolution of the Board of Directors delivered to the Trustee.

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries;

except for any limited recourse guarantee solely for the purpose of supporting the pledge by the Company or any of its Restricted Subsidiaries of the Equity Interests of any Unrestricted Subsidiaries.

                  "Non-U.S. Person" means a Person who is not a U.S. Person as defined in Rule 902(k) under the Securities Act.

                  "North American Restricted Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or under the laws of Canada or any province or territory thereof.

                  "Notes" means the Fixed Rate Notes and the Floating Rate Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Additional Fixed Rate Notes and Additional Floating Rate Notes that may be issued under a supplemental indenture. The Fixed Rate Notes (including any Exchange Notes issued in exchange therefor) and the Floating Rate Notes (including any Exchange Notes issued in exchange therefor) are separate series of Notes, but shall be treated as a single class for all purposes under this Indenture, except as set forth herein. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the appropriate series.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the offering memorandum of the Company dated September 17, 2004 relating to the sale of the Initial Notes.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements of
Section 12.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, or any Restricted Subsidiary.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Permitted Business" means any business that derives a majority of its revenues from the businesses engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date.

                  "Permitted Holder" means (i) each of David Ainsworth, D. Allen Ainsworth and Brian E. Ainsworth, (ii) the members of the immediate family of each of the persons referred to in clause (i) above, (iii) any trust created for the benefit of any of the persons referred to in clauses (i) and (ii) above or
(iv) any Person at least 85% of the outstanding Capital Stock of which is owned by one or more of the persons described in clauses (i), (ii) and (iii) above.

                  "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted
         Subsidiary;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment:

                      (i)  such Person becomes a Guarantor; or

                      (ii) such Person is merged, consolidated or amalgamated
                  with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any acquisition of assets, Capital Stock or other securities solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investments by the Company or a Restricted Subsidiary received in compromise of claims, settlements of debts or disputes or satisfaction of judgments relating to obligations payable to the Company or such Restricted Subsidiary, as the case may be, in its capacity as trade creditor or from customers, which obligations were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (7) Hedging Obligations in the ordinary course of business and not for speculative purposes;

                  (8) an Investment by the Company or any Restricted Subsidiary in a Permitted Joint Venture; provided that the aggregate amount of all Investments made pursuant to this clause (8) does not exceed US$3.0 million at any one time outstanding; and

                  (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since March 3, 2004, not to exceed 5% of the Consolidated Net Tangible Assets of the Company.

                  "Permitted Joint Venture" means any joint venture arrangement created by the Company or one of its Restricted Subsidiaries, the primary purpose of which is to obtain fiber to supply the operations of the Company or its Restricted Subsidiaries, provided that the Company and its Restricted Subsidiaries own an equity interest in such arrangement of at least 40% of the Equity Interests in such arrangement.

                  "Permitted Liens" means:

                  (1) Liens to secure Indebtedness permitted by Section 4.09(b)(1) hereof on the accounts receivable and inventories (including spare parts) of the Company and its Restricted Subsidiaries, including the proceeds thereof and all money, securities and property of the Company and its Restricted Subsidiaries and the proceeds thereof held by any lender of such indebtedness, and all related books and records and other intangibles evidencing such collateral;

                  (2) Liens in favor of the Company or the Guarantors;

                  (3) Liens on property of a Person existing at the time such Person is merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged into or consolidated or amalgamated with the Company or the Restricted Subsidiary;

                  (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with such Indebtedness;

                  (7) Liens existing on the Issue Date;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Liens securing Indebtedness under Hedging Obligations in the ordinary course of business and not for speculative purposes; provided that (i) such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation or (ii) if such Hedging Obligations are with one or more parties to Credit Facilities, then secured by the same collateral as secures the applicable Credit Facilities;

                  (10) Liens on the Equity Interests of Unrestricted Subsidiaries or Permitted Joint Ventures securing Indebtedness of such Unrestricted Subsidiaries or Permitted Joint Ventures not otherwise prohibited by this Indenture;

                  (11) Liens securing Permitted Refinancing Indebtedness incurred to refinance any secured Indebtedness; provided that the Liens securing such Permitted Refinancing Indebtedness are not extended to any additional assets or property;

                  (12) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed at any one time outstanding 5% of the Consolidated Net Tangible Assets of the Company;

                  (13) a general security agreement between the Company and Grant securing the obligations of the Company or its Subsidiaries under the High Level Memorandum of Agreement or similar documents relating to the High Level Project; and

                  (14) Liens securing Purchase Money Indebtedness; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company or preferred stock of Restricted Subsidiaries of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company or preferred stock of Restricted Subsidiaries of the Company (other than intercompany Indebtedness, Disqualified Stock or preferred stock); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or preferred stock extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest or dividends on the Indebtedness, Disqualified Stock or preferred stock and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or such Subsidiary Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries for the purpose of financing all or any part of the purchase price, or the installation, construction or improvement, of property (including Capital Stock) or equipment.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

                  "Rating Category" means (i) with respect to S&P, any of the following categories (and any associated "+" or "-" designation): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (and any associated "1", "2" or "3" designation): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

                  "Record Date" for the interest or Special Interest, if any, payable on any applicable Interest Payment Date means (i) with respect to the Fixed Rate Notes, June 15th or December 15th and

(ii) with respect to the Floating Rate Notes, March 15th, June 15th, September 15th or December 15th (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated the date hereof by and among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Global Note in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, bearing the Global Note Legend (but without the Private Placement Legend) and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

                  "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

                  "Responsible Officer" means , when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of that Person that is not an Unrestricted Subsidiary.

                  "Right of First Refusal" means the exercise by the Company of the right to acquire the interest of Grant in the High Level Project pursuant to the right of first refusal option contained in the High Level Memorandum of Agreement or similar or replacement documents related to the High Level Project.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "S&P" means Standard & Poor's Ratings Services.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Special Interest" means all special interest then owing pursuant to the Registration Rights Agreement.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                  "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent Global Note, substantially in the form of Exhibit A-1 or A-2 attached hereto, as the case may be, that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                  (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                  "U.S." and "United States" means the United States of America, its territories and possessions, any state of the United states, and the District of Columbia.

                  "U.S. Dollar" and "US$" mean United States dollars.

                  "$" means Canadian dollars.

                  "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02      Other Definitions.

                                                                                                         Defined in
Term                                                                                                      Section
----                                                                                                    ------------
"Additional Amounts".............................................................................           4.18
"Affiliate Transaction"..........................................................................           4.11
"Asset Sale Offer"...............................................................................           4.10
"Asset Sale Payment".............................................................................           4.10
"Authentication Order"...........................................................................           2.02
"Calculation Agent"..............................................................................           2.03
"Change of Control Offer.........................................................................           4.15
"Change of Control Payment.......................................................................           4.15
"Covenant Defeasance"............................................................................           8.03
"DTC"............................................................................................           2.03
"Documentary Taxes"..............................................................................           4.18
"Event of Default"...............................................................................           6.01
"Excess Proceeds"................................................................................           4.10
"Excluded Holder"................................................................................           4.18
"Fall-Away Covenants"............................................................................           4.23
"Fall-Away Period"...............................................................................           4.23
"First Currency".................................................................................          12.15
"incur"..........................................................................................           4.09
"judgment currency"..............................................................................          12.14
"Legal Defeasance"...............................................................................           8.02
"Note Register"..................................................................................           2.03
"Offer Amount"...................................................................................           3.09
"Offer Period"...................................................................................           3.09
"Other Currency".................................................................................          12.15

                                                                                                         Defined in
Term                                                                                                      Section
----                                                                                                    ------------
"owner"..........................................................................................           4.18
"Paying Agent"...................................................................................           2.03
"Payment Default"................................................................................           6.01
"Permitted Indebtedness".........................................................................           4.09
"Purchase Date"..................................................................................           3.09
"Registrar"......................................................................................           2.03
"Repurchase Offer"...............................................................................           3.09
"Restricted Payments"............................................................................           4.07
"Taxes"..........................................................................................           4.18

Section 1.03      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

                  (g) unless the context otherwise requires, any reference to an "Article," "Section" or "clause" refers to an Article, Section or clause, as the case may be, of this Indenture; and

                  (h) the words "herein," "hereof" and "hereunder" and other words of similar import, refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01      Form and Dating; Terms.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 (in the case of the Fixed Rate Notes) and Exhibit A-2 (in the case of the Floating Rate Notes) hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$1,000 and integral multiples thereof. Each Note shall have an executed Guarantee from the Guarantor endorsed thereon substantially in the form of Exhibit E hereto.

                  (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 (in the case of the Fixed Rate Notes) and Exhibit A-2 (in the case of the Floating Rate Notes) attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (in the case of the Fixed Rate Notes) and Exhibit A-2 (in the case of the Floating Rate Notes) attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.15 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

                  Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Company's ability to issue Additional Notes shall be subject to the Company's compliance with Section 4.09 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

                  (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02      Execution and Authentication.

                  Two Officers shall execute the Notes on behalf of the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 or Exhibit A-2 attached hereto, as the case may be, by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

                  The Trustee shall, upon a Company Order (an "Authentication Order") on the Issue Date, authenticate and deliver (i) the Initial Fixed Rate Notes and (ii) the Initial Floating Rate Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03      Registrar, Paying Agent and Calculation Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). In addition, there shall be a Calculation Agent for purposes of the Floating Rate Notes (the "Calculation Agent"). The Registrar shall keep a register of the Notes ("Note Register") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or Calculation Agent without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such. The Company or any Guarantor may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Paying Agent, Registrar and Calculation Agent for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06      Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred in whole and not in part only to a nominee of the Depositary, or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case, a successor Depositary is not appointed by the Company within 120 days, (ii) in the case of a Global Note held for an account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, (A) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or (B) announces an intention permanently to cease business or does in fact do so, (iii) the Company is required by law to exchange Global Notes for Definitive Notes and the Company delivers a written notice to the Trustee to such effect, (iv) there shall have occurred and be continuing an Event of Default with respect to the Notes or (v) a request for certificates has been made upon 60 days' prior written notice given to the Trustee in accordance with the Depositary's customary procedures and a copy of such notice has been received by the Company from the Trustee. Upon the occurrence of any of the preceding events in (i) to (v) above, Definitive Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and shall be issued in such denominations as the Depositary (in accordance with its customary procedures) shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) to (v) above or pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) hereof and:

                       (A) such exchange or transfer is effected pursuant to the
                  Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
                  to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a
                       Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                           (2) if the holder of such beneficial interest in a
                       Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note can be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note without any certification.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the preceding events in Sections 2.06(a)(i) - (v) and receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) above, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(d) thereof and such certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the preceding events in Sections 2.06(a)(i) - (v) and if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                     (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                     (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the preceding events in Sections 2.06(a)(i) - (v) and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
         (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certification in item 3(d) thereof and such certificates and Opinion of Counsel required therein by item, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                      (2) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  (iv) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in a Restricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Restricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to a QIB in
                  accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (1) thereof;

                      (B) if the transfer shall be made pursuant to Rule 903 or
                  Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (2) thereof; or

                      (C) if the transfer will be made pursuant to any other
                  exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                      (A) such exchange or transfer is effected pursuant to the
                  Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the Holder of such Restricted Definitive Notes
                      proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                          (2) if the Holder of such Restricted Definitive Notes
                      proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

                  (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A

                  TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                  (B) Notwithstanding the foregoing, any Regulation S Global Note and any other Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or
(f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Special Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section
2.02 hereof.

                  (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09      Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10      Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11      Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the disposal of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

                  Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                   ARTICLE 3

                                   REDEMPTION

Section 3.01      Notices to Trustee.

                  If the Company elects to redeem Fixed Rate Notes or Floating Rate Notes pursuant to paragraph 5 of the Fixed Rate Notes or paragraph 5 of the Floating Rate Notes, as the case may be, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph or subparagraph of such Note pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Fixed Rate Notes or Floating Rate Notes, as the case may be, to be redeemed and (iv) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed.

                  If less than all of the Fixed Rate Notes or Floating Rate Notes, as the case may be, are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of US$1,000 or whole multiples of US$1,000; no Notes of US$1,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03      Notice of Redemption.

                  Subject to Section 3.09 hereof, the Company shall mail or cause to be mailed by first class mail notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 hereof. Notices of redemption may not be conditional.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph or subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05      Deposit of Redemption Price.

                  One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest (including Special Interest, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest accrued to the redemption date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note will be in a principal amount of US$1,000 or an integral multiple of US$1,000.

Section 3.07      Reserved.

Section 3.08      Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offers to Repurchase.

                  (a) In the event that, pursuant to Section 4.10 or 4.15 hereof, the Company shall be required to commence an Asset Sale Offer or a Change of Control Offer, as the case may be, (each, a "Repurchase Offer"), it shall follow the procedures specified below.

                  (b) The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.15, as applicable, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

                  (d) Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                  (i) that the Repurchase Offer is being made pursuant to this
         Section 3.09 and Section 4.10 or 4.15, as applicable, the length of time the Repurchase Offer shall remain open and that all Notes properly tendered will be accepted for payment. If the Repurchase Offer is a Change of Control Offer made pursuant to Section 4.15 such notice shall describe the transaction or transactions that constitute the Change of Control;

                  (ii) the Offer Amount, the Asset Sale Payment or Change of Control Payment, as applicable, and the Purchase Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of US$1,000 only;

                  (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount required pursuant to
         Section 4.10, the Company shall select the Notes to be purchased pursuant to Section 3.02 (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$1,000, or integral multiples thereof, shall be purchased); and

                  (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

                  (e) On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (2) deposit with the Paying Agent an amount equal to the Offer Amount plus premium, if any, and any accrued and unpaid interest and Special Interest, if any, in respect of all Notes, or portions thereof, properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 3.09.

                  (f) The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4

                                   COVENANTS

Section 4.01      Payment of Notes.

                  The Company shall pay or cause to be paid the principal of, premium, if any, Special Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, a Subsidiary or an Affiliate thereof, holds as of 2:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan in the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company and Ainsworth Engineered Corp., as Guarantor, each hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company and such Guarantor, as the case may be, in accordance with
Section 2.03 hereof.

Section 4.03      Reports to Holders.

                  (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations (i) all quarterly and annual financial information that the Company would have been required to file with the Commission on (A) Forms 10-Q and 10-K if the Company were required to file on such Forms, or (B) on Form 6-K and Form 20-F or 40-F (if eligible) if the Company were required to file such form and was a reporting issuer under the securities laws of the Province of Ontario, including in each case a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's independent registered chartered accountants and (ii) all current reports that the Company would have been required to (a) file with or furnish to the Commission on Form 8-K if the Company were required to file or furnish such reports, or (b) furnish to the Commission on Form 6-K if the Company were required to furnish such reports and were a reporting issuer under the securities laws of the Province of Ontario.

                  (b) If, at any time after consummation of the Exchange Offer the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission. In addition, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and including any information that would be required by clause
(ii) of Section 4.03(a) hereof. (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

Section 4.04      Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

                  (b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Company shall as soon as practicable (and, in any event, within 10 days after the Company's knowledge thereof) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying such event and what action the Company proposes to take with respect thereto.

Section 4.05      Taxes.

                  The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary);

                  (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof or any payment on Indebtedness permitted under Section 4.09(b)(6) hereof; or

                  (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after March 3, 2004 (excluding Restricted Payments permitted by clauses (2), (3), (5), (6) and (7)(ii) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

                      (i) 50% of the Consolidated Net Income of the Company for
                  the period (taken as one accounting period) beginning on January 1, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), excluding any charges incurred in connection with the Company's purchase of its 12 1/2% Senior Secured Notes due July 15, 2007 and 13.875% Senior Secured Notes due July 15, 2007 pursuant to the Company's Offer to Purchase and Consent Solicitation Statement, dated February 17, 2004, plus

                      (ii) 100% of the aggregate net cash proceeds received by
                  the Company since March 3, 2004 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                      (iii) to the extent that any Restricted Investment that
                  was made after March 3, 2004 is sold for cash or otherwise liquidated or repaid for cash or, in the case of a Restricted Investment that is a Guarantee, released, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, less, in the case of a Guarantee, any amounts paid under such Guarantee, plus

                      (iv) to the extent that any Unrestricted Subsidiary of the
                  Company is redesignated as a Restricted Subsidiary after March 3, 2004, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation and (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

                      (v) US$15.0 million.

                  (b) So long as no Default has occurred and is continuing or would be caused thereby, Section 4.07(a) hereof will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(ii) of Section 4.07(a) hereof;

                  (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend by a Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

                  (5) an Investment by the Company that increases the ownership interest of the Company in the High Level Project out of the net cash proceeds of the substantially concurrent sale (other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of Equity Interests (other than Dis-qualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment will be excluded from clause (3)(ii) of Section 4.07(a) hereof;

                  (6) repurchases of Equity Interests deemed to occur upon the exercise of stock options; and

                  (7) payments of (i) dividends on, and (ii) the repurchase, redemption or acquisition at the scheduled maturity, scheduled repayment or scheduled sinking fund date of, Disqualified Stock, the incurrence of which was permitted by this Indenture.

                  (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing in Canada or the United States if the fair market value exceeds US$10.0 million. Not later than the date of making any Restricted Payment, other than a Restricted Payment under clauses (2), (3), (4) and (6) of Section 4.07(b) hereof, which, together with any Restricted Payments not previously reported pursuant to this sentence, exceeds US$2.0 million, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

                  (b) Notwithstanding the foregoing, Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements governing Existing Indebtedness and Credit Facilities (provided that, with respect to Credit Facilities, such encumbrances and restrictions are not materially more restrictive, taken as a whole, than customary provisions in comparable financings) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of such instrument are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreement on the Issue Date or in such Credit Facilities;

                  (2) this Indenture, the Notes and any Subsidiary Guarantee or any other instrument governing debt securities of the Company incurred in compliance with Section 4.09 hereof that are no more restrictive, taken as a whole, than those contained in this Indenture, the Notes and any Subsidiary Guarantee;

                  (3) applicable law;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or such Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions in leases entered into in the ordinary course of business;

                  (6) purchase money obligations and Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(3) hereof;

                  (7) any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

                  (11) restrictions contained in agreements between Grant and the Company or a Restricted Subsidiary with respect to the High Level Project, as extended, amended, restated, modified or replaced from time to time on terms that are no more restrictive, taken as a whole, than those contained in such agreements as of the Issue Date; and

                  (12) provisions with respect to the disposition or distribution of assets or property in Permitted Joint Venture agreements.

Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Stock.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Indebtedness) or the Company may issue Disqualified Stock and any Guarantor may issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) Notwithstanding the foregoing, Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                  (1) the incurrence by the Company or any of the Guarantors of Indebtedness and letters of credit under Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed the greater of:

                      (i) $50.0 million less the aggregate amount of all Net
                  Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to repay term Indebtedness under a Credit Facility or to repay revolving credit Indebtedness and effect a corresponding commitment reduction under a Credit Facility, in each case, pursuant to
                  Section 4.10 hereof; or

                      (ii) the amount of the Borrowing Base as of the date of
                  such incurrence;

                  (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

                  (3) the Initial Fixed Rate Notes and Initial Floating Rate Notes and the Exchange Notes with respect to each to be issued pursuant to the Registration Rights Agreement and any related Subsidiary Guarantees;

                  (4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (i) US$10.0 million and (ii) 2% of the Consolidated Net Tangible Assets of the Company;

                  (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clause (a) of Section 4.09 hereof or clause (2), (3), (4), or (13) of this Section 4.09(b);

                  (6) the incurrence by the Company of Indebtedness to, or the issuance of Disqualified Stock to, any Wholly Owned Restricted Subsidiary of the Company or the incurrence by any Restricted Subsidiary of the Company of Indebtedness to, or the issuance of preferred stock to, the Company or any Wholly Owned Restricted Subsidiary of the Company; provided, however, that:

                      (i) such Indebtedness owing by the Company or a Guarantor
                  to a Wholly Owned Restricted Subsidiary of the Company must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                      (ii) (A) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness, Disqualified Stock or preferred stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness, Disqualified Stock or preferred stock to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company; will be deemed, in each case, to constitute an incurrence of such Indebtedness or issuance of Disqualified Stock or preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

                  (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor of the Company that was permitted to be incurred by another provision of this Section 4.09;

                  (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company as accrued;

                  (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of statutory obligations, bid, performance, surety and appeal bonds and trade and standby letters of credit, in each case entered into in the ordinary course of business and consistent with past practice;

                  (11) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, Equity Interests, in accordance with the provisions of this Indenture;

                  (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to fund a purchase by the Company or a Restricted Subsidiary of Grant's interest in the High Level Project pursuant to a Right of First Refusal initiated by Grant or the Buy/Sell Option; provided that (i) (x) the Company or such Restricted Subsidiary has accepted an offer from any Person, other than the Company or a Restricted Subsidiary, to purchase the interest in the High Level Project that is acquired from Grant at a concurrent closing for an amount not less than the purchase price payable to Grant; and (y) such Indebtedness is repaid in full at such concurrent closing from the transfer of the interest in the High Level Project purchased from Grant at such closing; or (ii) there shall not have been a decrease in the rating of the Notes by any Rating Agency by one or more Rating Categories that occurs within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of the later of (A) notice to the public or the Rating Agencies of the intention of the Company or any of its Restricted Subsidiaries to incur Indebtedness to fund such a purchase or (B) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to fund such a purchase; and

                  (13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (13), not to exceed US$50.0 million.

                  (c) The Company will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that Indebtedness of the Company or a Guarantor will not be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of being unsecured.

                  (d) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(1) through (13) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred pursuant to the category of Permitted Indebtedness described in Section 4.09(b)(1) hereof.

Section 4.10      Asset Sales.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in any single transaction or series of related transactions unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                  (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of (i) cash, (ii) Cash Equivalents, (iii) the majority of the Voting Stock of a Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary, or (iv) long-term property or assets that are used or useful in a Permitted Business. For purposes of this provision, each of the following will be deemed to be cash:

                      (A) any liabilities, as shown on the Company's or such
                  Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other agreement that releases the Company or such Restricted Subsidiary from further liability; and

                      (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

                  (b) In the case of consideration received in an Asset Sale in a form specified in Section 4.10(a)(3)(iii) or 4.10(a)(3)(iv) hereof, the Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing in Canada or the United States if the fair market value exceeds US$10.0 million.

                  (c) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply those Net Proceeds at its option:

                  (1) to repay term or revolving credit Indebtedness under or cash collateralize letters of credit under a Credit Facility (other than any such Indebtedness that is subordinate in right of payment to the Notes or any Subsidiary Guarantee) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) if the Asset Sale is by a Restricted Subsidiary that is not a Guarantor, to repay, redeem or repurchase any Indebtedness of that Restricted Subsidiary;

                  (3) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Person engaged in a Permitted Business;

                  (4) to make a capital expenditure; or

                  (5) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

                  (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(c) hereof and any Net Proceeds used to cash collateralize letters of credit which no longer cash collateralize a letter of credit and which have not otherwise been applied or invested as provided in
Section 4.10(c) hereof will constitute "Excess Proceeds." The Company may use Excess Proceeds to make at any time, and when the aggregate amount of Excess Proceeds exceeds US$10.0 million the Company will make, an offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, and will be payable in cash (the "Asset Sale Payment"). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or such Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                  (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Sections
3.09 or 4.10 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

Section 4.11      Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                      (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this
                  Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                      (ii) with respect to any Affiliate Transaction or series
                  of related Affiliate Transactions involving aggregate consideration in excess of US$15.0 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing in Canada or the United States stating that such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person.

                  (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

                  (1) compensation, employment or indemnification agreements or arrangements (including stock options) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries; provided that any transaction with a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be in the ordinary course of business and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

                  (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

                  (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

                  (5) Permitted Investments or Restricted Payments that are permitted by Section 4.07 hereof;

                  (6) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

                  (7) transactions undertaken pursuant to contractual obligations in existence on the Issue Date and disclosed in the Offering Memorandum, as extended, renewed, amended, restated, modified or replaced from time to time on terms no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than such contractual obligations in existence on the Issue Date;

                  (8) transactions between or among the Company and/or its Restricted Subsidiaries and Grant relating to the High Level Project in the ordinary course of business of the Company or any such Restricted Subsidiary and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

                  (9) any purchase or sale by the Company made pursuant to the Buy/Sell Option or the Right of First Refusal; and

                  (10) transactions between or among the Company and/or its Restricted Subsidiaries and a Permitted Joint Venture on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Section 4.12      Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Attributable Debt on any asset now owned or hereafter acquired except Permitted Liens, unless it has made or will make effective provision whereby the Notes or any Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Indebtedness constitutes subordinated Indebtedness, prior to) all other Indebtedness of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Indebtedness is secured by such Lien.

Section 4.13      Payments for Consent.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders of the Notes and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.14      Corporate Existence.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      Change of Control.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon, to the date of repurchase (the "Change of Control Payment").

                  (b) Within 10 days following a Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by Section 3.09 hereof and described in the notice. Any Change of Control Offer shall be made in accordance with Section 3.09 hereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with Sections 3.09 or 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

                  (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.16      Additional Subsidiary Guarantees.

                  If (i) the Company or any of its Restricted Subsidiaries acquires or creates a North American Restricted Subsidiary, other than a Non-Guarantor Restricted Subsidiary, after the Issue Date or (ii) the aggregate amount of assets held by all Non-Guarantor Restricted Subsidiaries exceeds US$3.0 million, then that newly acquired or created Subsidiary, in the case of clause (i), will become a Guarantor, and in the case of clause (ii), such of the Non-Guarantor Restricted Subsidiaries will become a Guarantor as is necessary so that after giving effect to the issuance of such guarantees, the remaining Non-Guarantor Restricted Subsidiaries will have aggregate assets of less than US$3.0 million. In each case, such Restricted Subsidiary shall execute a guarantee and supplemental indenture in the form of Exhibit E and Exhibit F hereto and deliver to the Trustee an Opinion of Counsel within 10 Business Days of the date on which it was acquired or created, or required to become a Guarantor, as the case may be, to the effect that such supplemental indenture has been duly authorized and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary; provided, however, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries will not have to comply with this Section 4.16.

Section 4.17      Designation of Restricted and Unrestricted Subsidiaries.

                  The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07(a) hereof or Permitted Investments. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary that is not simultaneously subject to designation as an Unrestricted Subsidiary. The Board of Directors of Ainsworth may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18      Additional Amounts.

                  (a) All amounts paid or credited by the Company under or with respect to the Notes, or by any Guarantor pursuant to the Subsidiary Guarantees, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities or expenses related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, the "Taxes"), unless the Company or such Guarantor, as the case may be, is required to withhold or deduct any amount for or an account of Taxes by law or by the interpretation or administration thereof. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any amount paid or credited under or with respect to the Notes or the Subsidiary Guarantees, the Company or such Guarantor will pay such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by each owner of a beneficial interest in the Notes (an "owner" for the purposes of this Section 4.18) (including Additional Amounts) after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount such owner would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment or credit made to an owner (an "Excluded Holder") (or to a

Holder on behalf of an Excluded Holder) (i) with which the Company or such Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) which is subject to such Taxes by reason of such owner being connected with Canada or any province or territory thereof otherwise than solely by reason of the owner's activity in connection with purchasing the Notes, by the mere holding of Notes or by reason of the receipt of payments thereunder or the enforcement of the Holder's or owner's rights thereunder, (iii) which failed to duly and timely comply with a timely request of the Company to provide information, documents, certification or other evidence concerning such owner's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such owner or Holder on behalf of such owner of Notes but for this clause (iii), (iv) which is a fiduciary, a partnership or not the beneficial owner of any payment or credit on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (v) any combination of the foregoing numbered clauses of this proviso. The Company or such Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required under applicable law.

                  (b) The Company or the Guarantor will furnish the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, evidence of such payment by the Company or such Guarantor. In the event that the Company or the Guarantor fails to remit any Taxes in respect of which Additional Amounts are payable, the Company or the Guarantor will indemnify and hold harmless each owner of a beneficial interest in the Notes (other than an Excluded Holder or owner to the extent that such owner has already received Additional Amounts in respect of the relevant payment or credit) and will, upon written request of a Holder on behalf of an owner (other than an Excluded Holder), reimburse each such Holder or owner for the amount of (i) any Taxes so levied or imposed and paid by such Holder or owner as a result of payments or credits made under or with respect to the Notes or the Subsidiary Guarantees, and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) but excluding any such Taxes on the net income of such Holder or owner so that the net amount received by such Holder or owner (net of payments made under or with respect to the Notes or Subsidiary Guarantees) after such reimbursement will not be less than the net amount the Holder or owner would have received if Taxes on such reimbursement had not been imposed.

                  (c) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders or owners on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, redemption price, Change of Control Payment, Asset Sale Payment, interest, Special Interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  (d) The Company or a Guarantor will pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any taxing jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the Notes, this Indenture, any Subsidiary Guarantee or any related document ("Documentary Taxes").

                  (e) The obligation to pay any Additional Amounts (and any associated reimbursement) and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture.

Section 4.19      Limitation on Guarantees by Restricted Subsidiaries.

                  If any Restricted Subsidiary of the Company that is not a Guarantor directly or indirectly Guarantees the payment of any Indebtedness of the Company or a Guarantor, that Restricted Subsidiary will become a Guarantor and execute a guarantee and supplemental indenture in the form of Exhibit E and Exhibit F hereto and deliver to the Trustee an Opinion of Counsel within 10 Business Days of the date on which it entered into such Guarantee to the effect that such supplemental indenture has been duly authorized and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary. If the Restricted Subsidiary is released from its Guarantee of such other Indebtedness of the Company, it will automatically be released from its obligations as a Guarantor.

Section 4.20      Money for Security Payments to Be Held in Trust.

                  (a) If the Company or any of its Restricted Subsidiaries shall at any time act as Paying Agent hereunder, it shall, on or before each due date of the principal of (and premium, if any) or interest and Special Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

                  (b) Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (and premium, if any) or interest and Special Interest, if any, on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest and Special Interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and the Company shall promptly notify the Trustee of such action or any failure so to act.

                  (c) The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.20, that such Paying Agent shall:

                  (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest and Special Interest, if any, on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest and Special Interest, if any; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest and Special Interest, if any, on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest and Special Interest, if any has become due and payable shall be paid to the Company on Company request, unless an abandoned property law designates another person, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written direction and at the expense of the Company, cause to be published once, in the New York Times, The Wall Street Journal (national edition), the Globe and Mail and the National Post, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.21      Maintenance of Properties.

                  The Company shall cause all properties owned by the Company or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.21 shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such properties if such discontinuance is, as determined by the Company or such Restricted Subsidiary in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.22      Maintenance of Insurance.

                  The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured (which may include self-insurance) against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured or self-insured by corporations similarly situated and owning like properties in accordance with customary business practices.

Section 4.23      Certain Fall-Away Covenants.

                  (a) During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing hereunder, the Company and its Restricted Subsidiaries will not be subject to Sections 4.07 (except to the extent applicable under Section 4.17), 4.08, 4.09, 4.10, 4.11 and 4.15 (collectively, the "Fall-Away Covenants") hereof and Sections 6.01(a)(3) and 6.01(a)(4) hereof, to the extent that such Sections 6.01(a)(3) and 6.01(a)(4) apply to such Fall-Away Covenants.

                  (b) If the Company and its Restricted Subsidiaries are not subject to the Fall-Away Covenants for any period of time as a result of the previous sentence (a "Fall-Away Period") and, subsequently, one, or both, of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Fall-Away Covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if Section 4.07 had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions which occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default thereunder; provided that (i) the Company and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of (x) a ratings withdrawal or downgrade below an Investment Grade Rating or (y) a Default or Event of Default and (ii) the Company and its Restricted Subsidiaries did not reasonably believe that such transactions would result in such withdrawal or downgrade, Default or Event of Default.

                                   ARTICLE 5

                                   SUCCESSORS

Section 5.01      Merger, Amalgamation, Consolidation or Sale of Assets.

                  (a) The Company will not, directly or indirectly: (i) consolidate, amalgamate with or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (1) either: (x) the Company is the surviving corporation; or
         (y) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of Canada or any province or territory thereof, the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof.

                  (b) The Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the

Company and any of its Wholly Owned Restricted Subsidiaries, provided that the surviving entity of any transaction involving the Company shall be a corporation or partnership organized and existing under the laws of Canada or any province or territory thereof, the United States, any state of the United States or the District of Columbia.

Section 5.02      Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Special Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

                  (a) An "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) Default in payment of any principal of, or premium, if any, on the Notes when due (whether at maturity, upon redemption or otherwise);

                  (2) Default in the payment of any interest on, or Special Interest with respect to, any Note when due, which Default continues for 30 days or more;

                  (3) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 3.09, 4.10, 4.15 or 5.01 hereof;

                  (4) Default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

                  (5) Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

                      (i) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                      (ii) results in the acceleration of such Indebtedness
                  prior to its expressed maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$10.0 million or more;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of US$10.0 million, net of applicable insurance coverage, provided that the Company or such Restricted Subsidiary has submitted a claim for such judgment and the provider of such insurance has not disputed such coverage, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (8) if the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                      (i) commences proceedings to be adjudicated bankrupt or
                  insolvent;

                      (ii) consents to the institution of bankruptcy or
                  insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

                      (iii) consents to the appointment of a receiver,
                  liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

                      (iv) makes a general assignment for the benefit of its
                  creditors; or

                      (v) generally is not paying its debts as they become due;
                  and

                  (9) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Company or any such Restricted Subsidiaries, that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

                      (ii) appoints a receiver, liquidator, assignee, trustee,
                  sequestrator or other similar official of the Company or any of its Restricted Subsidiaries that is a Significant

                  Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                      (iii) orders the liquidation of the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  (b) The Company shall deliver to the Trustee, as soon as practicable and in any event within 10 days after the Company's knowledge thereof, written notice in the form of an Officers' Certificate of any Default under this Indenture, its status and what action the Company proposes to take with respect thereto.

Section 6.02      Acceleration.

                  (a) If any Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01(a) hereof with respect to the Company or any of its Restricted Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (8) or
(9) of Section 6.01(a) hereof occurs with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Special Interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.

                  (b) If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law.

                  (c) Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 6.01(a)(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the Holders of such Indebtedness or a trustee, fiduciary or agent for such Holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 6.03      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with a Repurchase Offer); provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

                  Subject to Section 6.07, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Repurchase Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10      Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11      Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12      Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13      Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  (i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Special Interest, if any, and interest, respectively; and

                  (iii) to the Company or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

Section 7.01      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) None of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture

                  (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes and the Trustee shall withhold the notice of any Default under Section 6.01(a)(4) hereof until 30 days after notice under such section is given. The Trustee shall not be deemed to know of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06      Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15th, beginning with the May 15th following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12      Appointment of Co-Trustee.

                  It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

                  In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the

Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

                  Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

                  Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust fund described in Section 8.04 hereof;

                  (b) the Company's obligations with respect to the Notes under
         Article 2 and Section 4.02 hereof; the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantor's obligations in connection therewith; and

                  (c) this Article 8.

                  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19,
4.21 and 4.22 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
8.04 hereof are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(4), 6.01(5), 6.01(6), and 6.01(7) hereof shall not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) The Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) in the case of Section 8.02 or Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as applicable, and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as applicable, had not occurred (which condition may not be waived by any Holder or the Trustee);

                  (e) no Default or Event of Default may have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times, The Wall Street Journal (national edition), the Globe and Mail and the National Post, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium and Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

                  Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Company's obligations to Holders of Notes by a successor to the Company pursuant to Article 5 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that in the good faith opinion of the Board of Directors of the Company (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) does not adversely affect the rights under this Indenture of any such Holder;

                  (5) to add a Guarantor; or

                  (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Notes and the Subsidiary Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Sections 3.09, 4.10 or 4.15);

                  (3) reduce the rate of or change the time for payment of interest on any Note, including Additional Amounts;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium or Special Interest, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Section 4.15 hereof);

                  (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in Section 6.04 or 6.07 hereof or to this
         Article 9.

Section 9.03      Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05      Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01     Subsidiary Guarantee.

                  Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal, interest, premium and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  The obligations of the Guarantor under its Subsidiary Guarantee are independent of the obligations guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture against a Guarantor to enforce the Subsidiary Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

                  The Guarantor hereby agrees that, in the event of a default in payment of principal (or premium and Special Interest, if any) or interest on a Note, whether at its stated maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Subsidiary Guarantee without first proceeding against the Company or any other Guarantor.

                  The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Subsidiary Guarantee is attached hereto as Exhibit E.

                  In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  The Subsidiary Guarantee issued by any Guarantor shall be a general unsecured obligation of such Guarantor, ranking pari passu with any other future senior Indebtedness of such Guarantor, if any.

                  Each payment to be made by a Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02     Limitation on Guarantor Liability.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar United States federal or state law or Canadian federal, provincial or territorial law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a proportional amount based on the net assets of each Guarantor, determined in accordance with GAAP.

Section 10.03     Execution and Delivery of Subsidiary Guarantee.

                  To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                  Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

                  In the event that the Company creates or acquires any new Restricted Subsidiaries, other than Non-Guarantor Restricted Subsidiaries, subsequent to the date of this Indenture, if required by Section 4.16 hereof, the Company shall cause such Restricted Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with
Section 4.16 hereof and this Article 10, to the extent applicable.

Section 10.04     Guarantors May Consolidate, etc., on Certain Terms.

                  Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate, amalgamate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

                  (a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (b) either:

                      (1) the Guarantor is the surviving Person, or the Person
                  acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation or merger assumes all the obligations of that Guarantor under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee and completes all other required documentation; or

                      (2) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof;

                  In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person (where applicable), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05     Releases Following Sale of Assets.

                  A Guarantor shall be released from all of its obligations under its Guarantee if all of its Capital Stock is sold (including by way of merger, amalgamation or consolidation in compliance with Section 5.01 hereof) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, provided that the sale complies with Section 4.10 hereof. Further, if the Company redesignates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.17 hereof then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Section 10.06     Subrogation.

                  Each Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.07     Benefits Acknowledged.

                  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

                  (a) either:

                      (1) all Notes that have been authenticated, except lost,
                  stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                      (2) all Notes that have not been delivered to the Trustee
                  for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (c) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Section
11.02 and Section 8.06 hereof shall survive.

Section 11.02     Application of Trust Money.

                  Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium and Special Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02     Notices.

                  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company and/or any Guarantor:

                  Ainsworth Lumber Co. Ltd.
                  Suite 3194, Bentall IV,
                  P.O. Box 49307,
                  1055 Dunsmuir Street,
                  Vancouver, British Columbia,
                  Canada, V7X 1L3
                  Telecopier No.:  (604) 661-3200
                  Attention:  Chief Financial Officer

                  With copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  222 Bay Street
                  Suite 1750
                  Toronto, Ontario
                  Canada, M5K 1J5
                  Telephone Number (416) 777-4747
                  Attention:  Christopher W. Morgan

                  - and -

                  Borden Ladner Gervais LLP
                  1200 Waterfront Centre,
                  200 Burrard Street,
                  P.O. Box 48600,
                  Vancouver, British Columbia,
                  Canada, V7X 1T2
                  Telecopier No.:  (604) 687-1415
                  Attention:  William Sirett

                  If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York  10286
                  Telecopier No.:  (212) 815-5803
                  Attention:  Corporate Trust Administration

                  The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03     Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04     Certificate and Opinion as to Conditions Precedent.

                  (a) Upon any request or application by the Company or any of the Restricted Subsidiaries to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05     Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers' Certificate as to matters of fact); and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06     Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Calculation Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Shareholders.

                  No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08     Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 12.09     Waiver of Jury Trial.

                  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10     Force Majeure.

                  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.11     No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12     Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 12.13     Agent for Service; Submission to Jurisdiction; Waiver of
                  Immunities.

                  By the execution and delivery of this Indenture, the Company and each of the Non-U.S. Guarantors (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes, the Subsidiary Guarantees or this Indenture that may be instituted in any U.S. federal or state court located in the Borough of Manhattan in The City of New York, or brought under federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation,
(ii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to its Chief Financial Officer at its principal office in Vancouver, British Columbia as specified in Section 12.02 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as this Indenture shall be in full force and effect.

                  To the extent that any of the Company or the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

Section 12.14     Conversion of Currency

                  (a) (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in U.S. dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine). (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in U.S. dollars originally due.

                  (b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes, Subsidiary Guarantees or this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. dollars due or contingently due under the Notes, Subsidiary Guarantees or this Indenture (other than under this Clause (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Clause (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

                  (c) The obligations contained in Clauses (a)(ii) and (b) of this Section 12.14 shall constitute separate and independent obligations of the Company from its other obligations under the Notes, Subsidiary Guarantees and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Clause (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company, the Guarantors or the liquidator or otherwise. In the case of Clause (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

                  (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by the Federal Reserve Bank of New York, noon buying rate on the date of determination for purchases of U.S. dollars with the judgment currency other than U.S. dollars referred to in Clauses (a) and (b) above and includes any premiums and costs of exchange payable.

                  (e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.14.

Section 12.15     Currency Equivalent.

                  Except as provided in Section 12.14, for purposes of the construction of the terms of this Indenture or of the Notes and Subsidiary Guarantees, in the event that any amount is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the "Other Currency") which is required to purchase such amount in the First Currency at the rate of exchange quoted by the Federal Reserve Bank of New York, noon buying rate on the date of determination.

Section 12.16     Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.17     Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.18     Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

                                      AINSWORTH LUMBER CO. LTD.

                                      By: /s/ Catherine Ainsworth
                                          -----------------------------------
                                          Name:  Catherine Ainsworth
                                          Title:  Chief Operating Officer

                                      By: /s/ Michael Ainsworth
                                          -----------------------------------
                                          Name:  Michael Ainsworth
                                          Title:  Executive Vice-President



                                      AINSWORTH ENGINEERED CORP.



                                      By: /s/ Catherine Ainsworth
                                          -----------------------------------
                                          Name:  Catherine Ainsworth
                                          Title:  Secretary



                                      By: /s/ Michael Ainsworth
                                          -----------------------------------
                                          Name:  Michael Ainsworth
                                          Title:  Executive Vice-President



                                     THE BANK OF NEW YORK, as Trustee


                                     By:  /s/ Patricia Phillips-Coward
                                          -----------------------------------
                                          Name:    Patricia Phillips-Coward
                                          Title:   Assistant Vice-President

                                                                     EXHIBIT A-1


                            [Face of Fixed Rate Note]


       [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

       [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                                     A-1-1

                                   Rule 144A Fixed Rate Note CUSIP:  009037AE2
                                 Rule 144A Fixed Rate Note ISIN:  US009037AE28
                                Regulation S Fixed Rate Note CUSIP:  C01023AE7
                              Regulation S Fixed Rate Note ISIN:  USC01023AE71

                          7 1/4% Senior Notes due 2012

                                                                   No. ___ US$

                            AINSWORTH LUMBER CO. LTD.

promises to pay to _____________________________ or registered assigns, the principal sum of ________________________________________________ United States
Dollars on October 1, 2012.

Interest Payment Dates:  June 30 and December 30

Record Dates:  June 15 and December 15

                                     A-1-2

                  IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:


                                     AINSWORTH LUMBER CO. LTD.




                                     By:
                                          ----------------------------------
                                          Name:
                                          Title:




                                     By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                     A-1-3

This is one of the Fixed Rate Notes referred to in the within-mentioned
Indenture:


                                     THE BANK OF NEW YORK,
                                         as Trustee




                                     By:
                                          ----------------------------------
                                          Authorized Signatory


                                     A-1-4

                            [Back of Fixed Rate Note]
                          7 1/4% Senior Notes due 2012

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Ainsworth Lumber Co. Ltd., a corporation amalgamated under the laws of the Province of British Columbia (the "Company"), promises to pay interest on the principal amount of this Fixed Rate Note at 7 1/4% per annum from September 22, 2004(1) until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on June 30th and December 30th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be December 30, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Fixed Rate Notes plus 1% to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Fixed Rate Notes plus 1% to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year divided by 360.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Fixed Rate Notes and Special Interest, if any, to the Persons who are registered Holders of Fixed Rate Notes at the close of business on the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Fixed Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any Guarantor may act in any such capacity.

----------
(1)  With respect to the Initial Fixed Rate Notes.


                                     A-1-5

                  4. INDENTURE. The Company issued the Fixed Rate Notes under an Indenture, dated as of September 22, 2004 (the "Indenture"), among the Company, the Guarantor named therein and the Trustee. This Fixed Rate Note is one of a duly authorized issue of notes of the Company designated as its 7 1/4% Senior Notes due 2012. The Company shall be entitled to issue Additional Fixed Rate Notes pursuant to Section 2.01, 2.02 and 4.09 of the Indenture. The Fixed Rate Notes (including any Exchange Notes issued in exchange therefor) and the Floating Rate Notes issued under the Indenture (including any Exchange Notes issued in Exchange therefor) (collectively, referred to herein as the "Notes") are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Fixed Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Fixed Rate Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Fixed Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  5.       OPTIONAL REDEMPTION.

                  (a) Except as described below under clauses 5(b) and 5(c) hereof, the Fixed Rate Notes will not be redeemable at the Company's option before October 1, 2008. Thereafter, the Company may redeem all or a part of the Fixed Rate Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Fixed Rate Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                                                           OPTIONAL
                                                          REDEMPTION
    YEAR                                                     PRICE
    ----                                                  ----------
    2008...............................................    103.625%
    2009...............................................    101.813%
    2010 and thereafter................................    100.000%

                  (b) At any time prior to October 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Fixed Rate Notes (including any Additional Fixed Rate Notes outstanding), at a redemption price equal to 107.25% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of Fixed Rate Notes (including any Additional Fixed Rate Notes outstanding) theretofore issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Fixed Rate Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 60 days of the date of the closing of such Equity Offering.

                  (c) The Company may redeem all, but not less than all, of the Fixed Rate Notes at any time at 100% of the aggregate principal amount of the Fixed Rate Notes, together with accrued and unpaid interest and Special Interest, if any, on the Fixed Rate Notes redeemed to the applicable redemption date, if the Company has become or would become obligated to pay, on the next date on which any

                                     A-1-6
amount would be payable with respect to the Fixed Rate Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position of any governmental agency, taxing authority or regulatory authority regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after September 17, 2004.

                  (d) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                  6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Fixed Rate Notes.

                  7. NOTICE OF REDEMPTION. Subject to Section 3.09 of the Indenture, notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Fixed Rate Notes are to be redeemed at its registered address. Fixed Rate Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Fixed Rate Notes or portions thereof called for redemption.

                  8. OFFERS TO REPURCHASE.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Fixed Rate Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall be made in accordance with Sections 3.09 and 4.15 of the Indenture.

                  (b) If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, the Company may use Excess Proceeds to make at any time, and when the aggregate amount of Excess Proceeds exceeds US$10.0 million the Company shall commence, an offer to purchase (an "Asset Sale Offer") to all Holders of Fixed Rate Notes and all Holders of other Indebtedness that is pari passu with the Fixed Rate Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Fixed Rate Notes (including any Additional Fixed Rate Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Fixed Rate Notes (including any Additional Fixed Rate Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Fixed Rate Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Fixed Rate Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Fixed Rate Notes and other pari passu Indebtedness tendered. Holders of Fixed Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may



                                     A-1-7
elect to have such Fixed Rate Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Fixed Rate Notes.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Fixed Rate Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Fixed Rate Notes may be registered and Fixed Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Fixed Rate Note or portion of a Fixed Rate Note selected for redemption, except for the unredeemed portion of any Fixed Rate Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Fixed Rate Notes for a period of 15 days before a selection of Fixed Rate Notes to be redeemed.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Fixed Rate Note may be treated as its owner for all purposes, except as set forth in
Section 4.18 of the Indenture.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

                  12. DEFAULTS AND REMEDIES. The Events of Default relating to the Fixed Rate Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Fixed Rate Notes or the Subsidiary Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Fixed Rate Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or Special Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, premium and Special Interest, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. AUTHENTICATION. This Fixed Rate Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

                  14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Fixed Rate Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of September 22, 2004, among the Company, the guarantor named therein and the other parties named on the signature pages thereof (the


                                     A-1-8

"Registration Rights Agreement"), including the right to receive Special Interest (as defined in the Registration Rights Agreement).

                  15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE FIXED RATE NOTES AND THE SUBSIDIARY GUARANTEES.

                  16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Fixed Rate Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Ainsworth Lumber Co. Ltd.
                  Suite 3194, Bentall IV,
                  P.O. Box 49307,
                  1055 Dunsmuir Street,
                  Vancouver, British Columbia, Canada V7X 1L3
                  Attention:  Chief Financial Officer

                                     A-1-9

                                 ASSIGNMENT FORM

                  To assign this Fixed Rate Note, fill in the form below:

(I) or (we) assign and transfer this Fixed Rate Note to:

_________________________________________________________________________
                          (Insert assignee' legal name)
_________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________________________
to transfer this Fixed Rate Note on the books of the Company. The agent may substitute another to act for him.

Date:  _____________________


                                     Your Signature: ______________________
                                                     (Sign exactly as your
                                                     name appears on the face
                                                     of this Fixed Rate Note)


Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-1-10

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Fixed Rate Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                        [ ] Section 4.10 [ ] Section 4.15

                  If you want to elect to have only part of this Fixed Rate Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               US$_______________

Date:  _____________________


                                     Your Signature: ______________________
                                                     (Sign exactly as your
                                                     name appears on the face
                                                     of this Fixed Rate Note)

                                     Tax Identification No.: ________________


Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-1-11

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

                                              AMOUNT OF INCREASE       PRINCIPAL AMOUNT OF       SIGNATURE OF
                                                 IN PRINCIPAL           THIS GLOBAL NOTE      AUTHORIZED OFFICER
                      AMOUNT OF DECREASE        AMOUNT OF THIS           FOLLOWING SUCH          OF TRUSTEE OR
 DATE OF EXCHANGE    IN PRINCIPAL AMOUNT          GLOBAL NOTE         DECREASE OR INCREASE      NOTE CUSTODIAN
 ----------------    -------------------      ------------------      --------------------    ------------------





------------------
* This schedule should be included only if the Note is issued in global form.




                                     A-1-12

                                                                  EXHIBIT A-2


                          [Face of Floating Rate Note]

       [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

       [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                                     A-2-1

                               Rule 144A Floating Rate Note CUSIP:  009037AF9
                             Rule 144A Floating Rate Note ISIN:  US009037AF92
                            Regulation S Floating Rate Note CUSIP:  C01023AF4
                          Regulation S Floating Rate Note ISIN:  USC01023AF47

                       Senior Floating Rate Notes due 2010

                                                                  No. ___ US$

                            AINSWORTH LUMBER CO. LTD.

promises to pay to _____________________________ or registered assigns, the principal sum of ________________________________________________ United States
Dollars on October 1, 2010.

Interest Payment Dates:  March 30, June 30, September 30 and December 30

Record Dates:  March 15, June 15, September 15 and December 15


                                     A-2-2

                  IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:


                                     AINSWORTH LUMBER CO. LTD.




                                     By:
                                         -----------------------------------
                                         Name:
                                         Title:




                                     By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                     A-2-3

This is one of the Floating Rate Notes referred to in the within-mentioned
Indenture:


                                     THE BANK OF NEW YORK,
                                         as Trustee




                                     By:
                                          ----------------------------------
                                          Authorized Signatory


                                     A-2-4

                          [Back of Floating Rate Note]
                       Senior Floating Rate Notes due 2010

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Ainsworth Lumber Co. Ltd., a corporation amalgamated under the laws of the Province of British Columbia (the "Company"), promises to pay interest on the principal amount of this Floating Rate Note at a rate per annum, reset quarterly, equal to LIBOR plus 3.75% as determined by the Calculation Agent from September 22, 2004(2) until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, quarterly in arrears on March 30, June 30, September 30 and December 30 (each, an "Interest Payment Date"), commencing on December 30, 2004, of each year, or if any such day is not a Business Day, on the next succeeding Business Day. The Company will make each interest payment to the holders of record of the Floating Rate Notes on the immediately preceding March 15, June 15, September 15 and December 15 (each, a "Record Date"). Interest on the Floating Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Floating Rate Notes plus 1% to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Floating Rate Notes plus 1% to the extent lawful.

                  "LIBOR", with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.


----------
(2)  With respect to Initial Floating Rate Notes.


                                     A-2-5

                  "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include December 29, 2004.

                  "Determination Date", with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

                  "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

                  "Representative Amount" means a principal amount of not less than US$1,000,000 for a single transaction in the relevant market at the relevant time.

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

                  The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. For the purpose of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year and divided by 360.

                  All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655))
and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

                  The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

                  The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the holders of the Floating Rate Notes.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Floating Rate Notes and Special Interest, if any, to the Persons who are registered Holders of Floating Rate Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Floating Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Floating Rate Notes the Holders of which shall have provided wire transfer instructions to the Company


                                     A-2-6
or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT, REGISTRAR AND CALCULATION AGENT. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar or Calculation Agent without notice to the Holders. The Company or any Guarantor may act as Paying Agent or Registrar.

                  4. INDENTURE. The Company issued the Floating Rate Notes under an Indenture, dated as of September 22, 2004 (the "Indenture"), among the Company, the Guarantor named therein and the Trustee. This Floating Rate Note is one of a duly authorized issue of notes of the Company designated as its Senior Floating Rate Notes due 2010. The Company shall be entitled to issued Additional Floating Rate Notes pursuant to Section 2.01, 2.02 and 4.09 of the Indenture. The Floating Rate Notes (including any Exchange Notes issued in exchange therefor) and the Fixed Rate Notes issued under the Indenture (including any Exchange Notes issued in exchange therefor) (collectively referred to herein as the "Notes") are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Floating Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Floating Rate Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Floating Rate Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  5. OPTIONAL REDEMPTION.

                  (a) Except as described below under clauses 5(b) and (c) hereof, the Floating Rate Notes will not be redeemable at the Company's option before October 1, 2006. Thereafter, the Company may redeem all or a part of the Floating Rate Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Floating Rate Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

                                                             OPTIONAL
                                                            REDEMPTION
    YEAR                                                       PRICE
    ----                                                    ----------
    2006...............................................      102.000%
    2007...............................................      101.000%
    2008 and thereafter................................      100.000%

                  (b) At any time prior to October 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Floating Rate Notes (including any Additional Floating Rate Notes outstanding), at a redemption price of 100% of the principal amount thereof, plus a premium equal to the rate per annum on the Floating Rate Notes applicable on the date on which notice of redemption is given, together with accrued and unpaid interest and Special Interest, if any, to, but not including, such redemption date, with the net cash proceeds of of one or more Equity Offerings; provided that:


                                     A-2-7

                  (1) at least 65% of the aggregate principal amount of Floating Rate Notes (including any Additional Floating Rate Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Floating Rate Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 60 days of the date of the closing of such Equity Offering.

                  (c) The Company may redeem all, but not less than all, of the Floating Rate Notes at any time at 100% of the aggregate principal amount of the Floating Rate Notes, together with accrued and unpaid interest and Special Interest, if any, on the Floating Rate Notes redeemed to the applicable redemption date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Floating Rate Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position of any governmental agency, taxing authority or regulatory authority regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after September 17, 2004.

                  (d) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                  6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Floating Rate Notes.

                  7. NOTICE OF REDEMPTION. Subject to Section 3.09 of the Indenture, notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Floating Rate Notes are to be redeemed at its registered address. Floating Rate Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Floating Rate Notes or portions thereof called for redemption.

                  8. OFFERS TO REPURCHASE.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Floating Rate Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall be made in accordance with Sections 3.09 and 4.15 of the Indenture.

                  (b) If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, the Company may use Excess Proceeds to make at any time, and when the aggregate amount of Excess Proceeds exceeds US$10.0 million the Company shall commence, an offer to purchase (an "Asset Sale Offer") to all Holders of Floating Rate Notes and all Holders of other Indebtedness that is pari passu with the Floating Rate Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Floating Rate Notes (including any Additional Floating Rate Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and


                                     A-2-8

Special Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Floating Rate Notes (including any Additional Floating Rate Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Floating Rate Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Floating Rate Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Floating Rate Notes and other pari passu Indebtedness tendered. Holders of Floating Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Floating Rate Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Floating Rate Notes.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Floating Rate Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Floating Rate Note or portion of a Floating Rate Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Floating Rate Notes for a period of 15 days before a selection of Floating Rate Notes to be redeemed.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Floating Rate Note may be treated as its owner for all purposes, except as set forth in
Section 4.18 of the Indenture.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

                  12. DEFAULTS AND REMEDIES. The Events of Default relating to the Floating Rate Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Floating Rate Notes or the Subsidiary Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Floating Rate Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or Special Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, premium and Special Interest, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


                                     A-2-9

                  13. AUTHENTICATION. This Floating Rate Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

                  14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Floating Rate Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of September 22, 2004, among the Company, the guarantor named therein and the other parties named on the signature pages thereof (the "Registration Rights Agreement"), including the right to receive Special Interest (as defined in the Registration Rights Agreement).

                  15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE FLOATING RATE NOTES AND THE SUBSIDIARY GUARANTEES.

                  16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Floating Rate Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Ainsworth Lumber Co. Ltd.
                  Suite 3194, Bentall IV,
                  P.O. Box 49307,
                  1055 Dunsmuir Street,
                  Vancouver, British Columbia, Canada V7X 1L3
                  Attention:  Chief Financial Officer

                                     A-2-10

                                 ASSIGNMENT FORM

                  To assign this Floating Rate Note, fill in the form below:

(I) or (we) assign and transfer this Floating Rate Note to:

_________________________________________________________________________
                          (Insert assignee' legal name)
_________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________
              (Print or type assignee's name, address and zip code)


and irrevocably appoint _________________________________________________
to transfer this Floating Rate Note on the books of the Company. The agent may substitute another to act for him.

Date:  _____________________



                                     Your Signature: ______________________
                                                     (Sign exactly as your
                                                     name appears on the face
                                                     of this Floating Rate Note)





Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A-2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Floating Rate Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                        [ ] Section 4.10 [ ] Section 4.15

                  If you want to elect to have only part of this Floating Rate Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               US$_______________

Date:  _____________________


                                     Your Signature: ______________________
                                                     (Sign exactly as your
                                                     name appears on the face
                                                     of this Floating Rate Note)


                                     Tax Identification No.: _______________

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A-2-12

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:


                                              AMOUNT OF INCREASE       PRINCIPAL AMOUNT OF       SIGNATURE OF
                                                 IN PRINCIPAL           THIS GLOBAL NOTE      AUTHORIZED OFFICER
                      AMOUNT OF DECREASE        AMOUNT OF THIS           FOLLOWING SUCH          OF TRUSTEE OR
 DATE OF EXCHANGE    IN PRINCIPAL AMOUNT          GLOBAL NOTE         DECREASE OR INCREASE      NOTE CUSTODIAN
 ----------------    -------------------      ------------------      --------------------    ------------------







------------------
*This schedule should be included only if the Note is issued in global form.




                                     A-2-13

                                                                     EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Ainsworth Lumber Co. Ltd.
Suite 3194, Bentall IV,
P.O. Box 49307,
1055 Dunsmuir Street,
Vancouver, British Columbia, Canada V7X 1L3
Telecopier No.: (604) 661-3200
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York  10286
Telecopier No.: (212) 815-5803
Attention: Corporate Trust Administration

                  Re: [7 1/4% Senior Notes due 2012] [Senior Floating Rate Notes
                      due 2010]

                  Reference is hereby made to the Indenture, dated as of September 22, 2004 (the "Indenture"), among Ainsworth Lumber Co. Ltd., a corporation amalgamated under the laws of the Province of British Columbia and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  _______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$___________ in such Note[s] or interests (the "Transfer"), to _______________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

                  4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                     [Insert Name of Transferor]




                                     By:
                                            _____________________________
                                            Name:
                                            Title:


Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

                  5. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                      (i)   [ ] 144A Global Note (CUSIP _________), or

                      (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                  (b) [ ] a Restricted Definitive Note.

                  6. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) [ ] a beneficial interest in the:

                      (i)   [ ] 144A Global Note (CUSIP _________), or

                      (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                      (iii) [ ] Unrestricted Global Note (CUSIP _________); or

                  (b) [ ] a Restricted Definitive Note; or

                  (c) [ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

                                                                      EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE

Ainsworth Lumber Co. Ltd.
Suite 3194, Bentall IV,
P.O. Box 49307,
1055 Dunsmuir Street,
Vancouver, British Columbia, Canada V7X 1L3
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York  10286
Telecopier No.: (212) 815-5803
Attention: Corporate Trust Administration

                  Re: [7 1/4% Senior Notes due 2012] [Senior Floating Rate Notes due 2010]

                  Reference is hereby made to the Indenture, dated as of September 22, 2004 (the "Indenture"), among Ainsworth Lumber Co. Ltd., a corporation amalgamated under the laws of the Province of British Columbia and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$__________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                           a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
                  IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
                  IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
                  Note is
                  being acquired for the Owner's own account without transfer,
                  (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED
                  DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange for a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED
                  DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies
                  (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                           a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
                  IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                           b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED
                  DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated
______________________.


                                     [Insert Name of Transferor]




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:


Dated:  _______________________

                                                                    EXHIBIT D


                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Ainsworth Lumber Co. Ltd.
Suite 3194, Bentall IV,
P.O. Box 49307,
1055 Dunsmuir Street,
Vancouver, British Columbia, Canada V7X 1L3
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York  10286
Telecopier No.:  (212) 815-5803
Attention:  Corporate Trust Administration

                  Re: [7 1/4% Senior Notes due 2012] [Senior Floating Rate Notes due 2010]

                  Reference is hereby made to the Indenture, dated as of September 22, 2004 (the "Indenture"), among Ainsworth Lumber Co. Ltd., a corporation amalgamated under the laws of the Province of British Columbia and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of US$___________ aggregate principal amount of:

                  a) a beneficial interest in a Global Note, or

                  b) a Definitive Note,

                  we confirm that:

                  1) We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3) We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4) We are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5) We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     [Insert Name of Accredited Investor]




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:


Dated:  _______________________

                                                                     EXHIBIT E


                         [FORM OF NOTATION OF GUARANTEE]

                  For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture (as defined below) and subject to the provisions in the Indenture dated as of September 22, 2004 (the "Indenture") among Ainsworth Lumber Co. Ltd., a corporation amalgamated under the laws of the Province of British Columbia, and The Bank of New York, as Trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on the [Fixed Rate Notes] [Floating Rate Notes] (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any [Fixed Rate Notes] [Floating Rate Notes] or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of [Fixed Rate Notes] [Floating Rate Notes] and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

                  The laws of the State of New York shall govern and be used to construe this Subsidiary Guarantee.


                                     [Name of Guarantor(s)]




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT F


                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

                  Supplemental Indenture (this "Supplemental Indenture"), dated as of __________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Ainsworth Lumber Co. Ltd., a corporation incorporated under the laws of the Province of British Columbia (the "Company"), the Company, Ainsworth Engineered Corp. (the "Prior Guarantor") and The Bank of New York, as Trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, each of the Company and the Prior Guarantor has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of September 22, 2004, providing for the issuance of an unlimited aggregate principal amount of 7 1/4% Senior Notes due 2012 and Senior Floating Rate Notes due 2010 (together, the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances a Subsidiary providing a Subsidiary Guarantee shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest, premium and
                  Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                          (ii) in case of any extension of time of payment or
                  renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or per-formed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The obligations of the Guaranteeing Subsidiary under this Subsidiary Guarantee are independent of the obligations guaranteed by the Guaranteeing Subsidiary hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in the Indenture, against the Guaranteeing Subsidiary to enforce this Subsidiary Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

                  (d) In the event of a default in payment of principal (or premium and Special Interest, if any) or interest on a Note, whether at its stated maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against the Guaranteeing Subsidiary to enforce the Subsidiary Guarantee without first proceeding against the Company or any other Guarantor. If, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guaranteeing Subsidiary shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  (e) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (f) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                  (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (h) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (i) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
         Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Subsidiary Guarantee.

                  (j) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

                  (k) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
         Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

                  (l) This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Subsidiary Guarantee, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  (m) In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (n) This Subsidiary Guarantee shall be a general unsecured obligation of such Guaranteeing Subsidiary, ranking pari passu with any other future senior Indebtedness of the Guaranteeing Subsidiary, if any.

                  (o) Each payment to be made by the Guaranteeing Subsidiary in respect of this Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

                  (3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of this Subsidiary Guarantee.

                  (4) Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms.

                  (a) Except as otherwise provided in Section 10.05 of the Indenture, the Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate, amalgamate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person other than the Company or another Guarantor unless:

                  (b) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (c) either:

                  (1) the Guaranteeing Subsidiary is the surviving Person, or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation or merger assumes all the obligations of the Guaranteeing Subsidiary under the Indenture, this Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee and completes all other required documentation; or

                  (2) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10 of the Indenture;

                  (d) In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person (where applicable), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for the Guaranteeing with the same effect as if it had been named herein as a Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed the Subsidiary Guarantee to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. The Subsidiary Guarantee so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (e) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation, amalgamation or merger of a Guaranteeing Subsidiary with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of the Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

                  (5) Releases.

                  (a) In the event of a sale (including by way of merger, amalgamation or consolidation in compliance with Section 5.01 of the Indenture) of all the capital stock of the Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary then the Guaranteeing Subsidiary (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guaranteeing Subsidiary) will be released and relieved of any obligations under this Subsidiary Guarantee; provided that the sale complies with Section 4.10 of the Indenture. Further, if the Company redesignates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.17 of the Indenture then the Guaranteeing Subsidiary will be released and relieve of any obligations under this Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under this Subsidiary Guarantee.

                  (b) The Guaranteeing Subsidiary not released from its obligations under this Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of the Guaranteeing Subsidiary under the Indenture a provided in Article 10 thereof.

                  (6) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  (7) THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

                  (8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  (9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  (10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                  (11) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of
Section 2 hereof; provided, however, that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.

                  (12) Benefits Acknowledged. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Subsidiary Guarantee are knowingly made in contemplation of such benefits.

                  (13) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:______________, ____


                                     AINSWORTH LUMBER CO. LTD.




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:



                                     AINSWORTH ENGINEERED CORP.




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:



                                     [GUARANTEEING SUBSIDIARY]




                                     By:
                                            --------------------------------
                                            Name:
                                            Title:



                                     THE BANK OF NEW YORK, as Trustee




                                     By:
                                            --------------------------------
                                            Authorized Signatory


                                      F-7